Exhibit 99.1

Wayfair Announces Second Quarter 2025 Results,
Reports Highest Revenue Growth and Profitability Since 2021
Q2 Net Revenue of $3.3 billion with 21.0 million Active Customers

BOSTON, MA — August 4, 2025 — Wayfair Inc. (“Wayfair,” “we,” or “our”) (NYSE: W), the destination for all things home, today reported financial results for its second quarter ended June 30, 2025.
Second Quarter 2025 Financial Highlights
•Total net revenue of $3.3 billion, increased $156 million, up 5.0% year over year. Total net revenue excluding the impact of our exit from the German market grew 6.0% year over year
•U.S. net revenue of $2.9 billion, increased $144 million, up 5.3% year over year
•International net revenue of $399 million, increased $12 million, up 3.1% year over year. International Net Revenue Constant Currency Growth was 2.1%
•Gross profit was $984 million, or 30.1% of total net revenue
•Net income was $15 million and Non-GAAP Adjusted EBITDA was $205 million
•Diluted earnings per share was $0.11 and Non-GAAP Adjusted Diluted Earnings Per Share was $0.87
•Net cash provided by operating activities was $273 million and Non-GAAP Free Cash Flow was $230 million
•Cash, cash equivalents and short-term investments totaled $1.4 billion and total liquidity was $1.8 billion, including availability under our revolving credit facility
“The second quarter was a resounding success, defined by accelerating sales and share gain, in tandem with expanding profitability. As we have discussed over the last few years, we can and will grow profitably, while taking significant share in the market. Year-over-year revenue growth of 6% - excluding the impact of Germany - marks the highest growth rate we have seen since early 2021. Our over 6% Adjusted EBITDA margin demonstrates the significant leverage in our model, and as previewed in our investor day two years ago, is just the beginning of what we believe we can achieve over time,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair.

Shah continued, “Every dollar we spend solves for the best outcome across our customers, suppliers, and Wayfair. Two decades of this approach has taught us that building great things takes time, but when done with thought, care and prudence, can have a payoff well worth the wait. You’re seeing some of that this quarter - with years of work we’ve done leading to some of the best growth and profitability flow through our business has seen since the pandemic. We couldn’t be more excited for what lies ahead in 2025 and beyond.”
Other Second Quarter Highlights
•Active customers totaled 21.0 million as of June 30, 2025, a decrease of 4.5% year over year
•LTM net revenue per active customer was $572 as of June 30, 2025, an increase of 5.9% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.86 for the second quarter of 2025, compared to 1.85 for the second quarter of 2024
•Orders delivered in the second quarter of both 2025 and 2024 were 10.0 million
•Repeat customers placed 80.7% of total orders delivered in the second quarter of 2025, compared to 81.7% in the second quarter of 2024
•Repeat customers placed 8.1 million orders in the second quarter of both 2025 and 2024
•Average order value was $328 in the second quarter of 2025, compared to $313 in the second quarter of 2024
•62.9% of total orders delivered were placed via a mobile device in the second quarter of 2025, compared to 63.7% in the second quarter of 2024

Key Financial Statement and Operating Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in millions, except LTM net revenue per active customer, average order value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,273	$3,117	$6,003	$5,846
Gross profit	$984	$941	$1,821	$1,760
Income (Loss) from operations	$17	$(35)	$(105)	$(270)
Net income (loss)	$15	$(42)	$(98)	$(290)
Loss per share:
Basic	$0.11	$(0.34)	$(0.77)	$(2.39)
Diluted	$0.11	$(0.34)	$(0.77)	$(2.39)
Net cash provided by operating activities	$273	$245	$177	$106
Key Operating Metrics:
Active customers (1)	21	22	21	22
LTM net revenue per active customer (2)	$572	$540	$572	$540
Orders delivered (3)	10	10	19	20
Average order value (4)	$328	$313	$315	$299
Non-GAAP Financial Measures:
Adjusted EBITDA	$205	$163	$311	$238
Free Cash Flow	$230	$183	$91	$(10)
Adjusted Diluted Earnings (Loss) per Share	$0.87	$0.47	$1.02	$0.16
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period. The change in active customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the last twelve months. We view the number of active customers as a key indicator of our growth.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period. We view LTM net revenue per active customer as a key indicator of our customers’ purchasing patterns, including their initial and repeat purchase behavior.
(3) Orders delivered represent the total orders delivered in any period, inclusive of orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and as such we estimate delivery dates based on historical data. We recognize net revenue when an order is delivered, and therefore orders delivered, together with average order value, is an indicator of the net revenue we expect to recognize in a given period. We view orders delivered as a key indicator of our growth.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period. We view average order value as a key indicator of the mix of products on our sites, the mix of offers and promotions and the purchasing behavior of our customers.

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its second quarter 2025 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://registrations.events/direct/Q4I5693278. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://events.q4inc.com/attendee/583092726. An archive of the webcast conference call will be available shortly after the call ends on Wayfair’s Investor website at investor.wayfair.com. Important information may be disseminated initially or exclusively via the Investor website; investors should consult the site to access this information.
About Wayfair
Wayfair is the destination for all things home, and we make it easy to create a home that is just right for you. Whether you're looking for that perfect piece or redesigning your entire space, Wayfair offers quality finds for every style and budget, and a seamless experience from inspiration to installation.
The Wayfair family of brands includes:
•Wayfair: Every style. Every home.
•AllModern: Modern made simple.
•Birch Lane: Classic style for joyful living.
•Joss & Main: The ultimate style edit for home.
•Perigold: The destination for luxury home.
•Wayfair Professional: A one-stop Pro shop.
Wayfair generated $12.0 billion in net revenue for the twelve months ended June 30, 2025 and is headquartered in Boston, Massachusetts with global operations.
Media Relations Contact:
Tara Lambropoulos
PR@wayfair.com
Investor Relations Contact:
Ryan Barney
IR@wayfair.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments; our future customer growth; our future results of operations and financial position; including the exit out of German business; available liquidity and access to financing sources; our business strategy, plans and objectives of management for future operations, including our international growth and omni-channel strategy; consumer activity and behaviors; developments in our technology and systems and anticipated results of those developments; and the impact of macroeconomic events, including interest rates, inflation and changes in tariffs and global trade conditions, and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. We believe that these risks and uncertainties include, but are not limited to, adverse macroeconomic conditions, including economic instability, changes in laws and regulations, and other governmental actions or policies, including those related to taxes and new or increased tariffs and the uncertainty surrounding potential changes in such laws and regulations or other potential governmental actions or policies, export controls, sustained higher interest rates and inflation, slower growth or the potential for recession, disruptions in the global supply chain and other conditions affecting the retail environment for products we sell, and other matters that influence consumer spending and preferences, as well as our ability to plan for and respond to the impact of these conditions; our ability to increase our net revenue per active customer; our ability to build and maintain strong brands; and our ability to expand our business and compete successfully. A further list and description of risks, uncertainties and other factors that could cause or contribute to differences in our future results include the cautionary statements herein and in our most recent Annual Report on Form 10-K and in our other filings and reports with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.
These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

WAYFAIR INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2025	2024

	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,326	$1,316
Short-term investments	52	56
Accounts receivable, net	110	155
Inventories	89	76
Prepaid expenses and other current assets	233	274
Total current assets	1,810	1,877
Operating lease right-of-use assets	868	925
Property and equipment, net	540	603
Other non-current assets	60	54
Total assets	$3,278	$3,459
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,140	$1,246
Other current liabilities	1,075	1,124
Total current liabilities	2,215	2,370
Long-term debt	2,884	2,882
Operating lease liabilities, net of current	869	929
Other non-current liabilities	29	33
Total liabilities	5,997	6,214
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at June 30, 2025 and December 31, 2024	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 103,728,787 and 100,762,581 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	—
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 24,658,295 shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	1,921	1,751
Accumulated deficit	(4,608)	(4,510)
Accumulated other comprehensive (loss) income	(32)	4
Total stockholders' deficit	(2,719)	(2,755)
Total liabilities and stockholders' deficit	$3,278	$3,459

WAYFAIR INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in millions, except per share data)
Net revenue (1)	$3,273	$3,117	$6,003	$5,846
Cost of goods sold (2)	2,289	2,176	4,182	4,086
Gross profit	984	941	1,821	1,760
Operating expenses:
Customer service and merchant fees (2)	121	121	228	238
Advertising	372	365	716	689
Selling, operations, technology, general and administrative (2)	465	489	894	1,023
Impairment and other related net charges	—	1	23	1
Restructuring charges	9	—	65	79
Total operating expenses	967	976	1,926	2,030
Income (Loss) from operations	17	(35)	(105)	(270)
Interest expense, net	(29)	(4)	(52)	(10)
Other income (expense), net	23	(1)	33	(5)
Gain on debt extinguishment	6	—	31	—
Income (Loss) before income taxes	17	(40)	(93)	(285)
Provision for income taxes	2	2	5	5
Net income (loss)	$15	$(42)	$(98)	$(290)
Earnings (Loss) per share:
Basic	$0.11	$(0.34)	$(0.77)	$(2.39)
Diluted	$0.11	$(0.34)	$(0.77)	$(2.39)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	128	122	127	121
Diluted	129	122	127	121
(1) The following tables present net revenue attributable to our reportable segments for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in millions)
U.S. net revenue	$2,874	$2,730	$5,303	$5,121
International net revenue	399	387	700	725
Net revenue	$3,273	$3,117	$6,003	$5,846
(2) Includes equity-based compensation and related taxes as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in millions)
Cost of goods sold	$2	$3	$4	$6
Customer service and merchant fees	4	5	7	11
Selling, operations, technology, general and administrative	95	90	158	208
Total equity-based compensation and related taxes	$101	$98	$169	$225

WAYFAIR INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2025	2024

	(in millions)
Cash flows for operating activities:
Net income (loss)	$(98)	$(290)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	159	203
Equity-based compensation expense	164	214
Amortization of debt discount and issuance costs	5	5
Impairment and other related net charges	23	1
Gain on debt extinguishment	(31)	—
Other non-cash adjustments	32	(8)
Changes in operating assets and liabilities:
Accounts receivable, net	49	(37)
Inventories	(11)	(4)
Prepaid expenses and other assets	21	11
Accounts payable and other liabilities	(136)	11
Net cash provided by operating activities	177	106

Cash flows for investing activities:
Purchase of short- and long-term investments	(55)	(38)
Sale and maturities of short- and long-term investments	58	27
Purchase of property and equipment	(18)	(36)
Site and software development costs	(68)	(80)
Net cash used in investing activities	(83)	(127)

Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	691	—
Payments to extinguish debt	(742)	—
Payments of taxes related to net share settlement of equity awards	(9)	—
Other financing activities, net	—	3
Net cash (used in) provided by financing activities	(60)	3
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(28)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	6	(18)

Cash, cash equivalents and restricted cash
Beginning of period	$1,320	$1,326
End of period	$1,326	$1,308

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Diluted Earnings or Loss per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
We calculate Adjusted EBITDA as net income or loss before depreciation and amortization, equity-based compensation and related taxes, interest income or expense, net, other income or expense, net, provision or benefit for income taxes, non-recurring items and other items not indicative of our ongoing operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Net Revenue. We disclose Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We calculate Free Cash Flow as net cash provided by or used in operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, “Capital Expenditures”). We disclose Free Cash Flow because it is an important indicator of our business performance as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate Adjusted Diluted Earnings or Loss per Share as net income or loss plus equity-based compensation and related taxes, provision or benefit for income taxes, non-recurring items, other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings or loss per share. Accordingly, we believe that these adjustments to our adjusted diluted net income or loss before calculating per share amounts for all periods presented provide a more meaningful comparison between our operating results from period to period.
We calculate Net Revenue Constant Currency Growth by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We disclose Net Revenue Constant Currency Growth because it is an important indicator of our operating results. Accordingly, we believe that Net Revenue Constant Currency Growth provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP financial measures have limitations as analytical tools. We do not, nor do we suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net income or loss to Adjusted EBITDA and Adjusted EBITDA margin for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in millions)
Reconciliation of Adjusted EBITDA:
Net income (loss)	$15	$(42)	$(98)	$(290)
Depreciation and amortization	78	99	159	203
Equity-based compensation and related taxes	101	98	169	225
Interest expense, net	29	4	52	10
Other (income) expense, net	(23)	1	(33)	5
Provision for income taxes	2	2	5	5
Other:
Impairment and other related net charges (1)	—	1	23	1
Restructuring charges (2)	9	—	65	79
Gain on debt extinguishment (3)	(6)	—	(31)	—
Adjusted EBITDA	$205	$163	$311	$238

Net revenue	$3,273	$3,117	$6,003	$5,846
Net income (loss) margin	0.5%	(1.3)%	(1.6)%	(5.0)%
Adjusted EBITDA Margin	6.3%	5.2%	5.2%	4.1%

(1)
During the six months ended June 30, 2025, we recorded net charges of $23 million, inclusive of $20 million associated with the Germany Restructuring and weakened macroeconomic conditions in connection with its German operations and $3 million associated with changes in sublease market conditions for a technology center in the U.S.

(2)
During the three and six months ended June 30, 2025, we incurred $9 million and $65 million, respectively, of charges consisting primarily of one-time employee severance, benefits, relocation and transition costs. This is inclusive of $46 million related to the Germany Restructuring and $19 million related to the March 2025 workforce reduction. During the six months ended June 30, 2024, we incurred $79 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2024 workforce reduction.

(3)
During the three and six months ended June 30, 2025, we recorded a $6 million and $31 million, respectively, gain on debt extinguishment upon repurchase of $80 million in aggregate principal amount of the 2025 Notes and $696 million in aggregate principal amount of the 2026 Notes.

The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income or loss to Adjusted EBITDA is presented in the preceding table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in millions)
Segment Adjusted EBITDA:
US	$224	$199	$319	$320
International	(19)	(36)	(8)	(82)
Adjusted EBITDA	$205	$163	$311	$238

The following table presents a reconciliation of net cash provided by or used in operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in millions)
Net cash provided by operating activities	$273	$245	$177	$106
Purchase of property and equipment	(13)	(23)	(18)	(36)
Site and software development costs	(30)	(39)	(68)	(80)
Free Cash Flow	$230	$183	$91	$(10)
A reconciliation of the numerator and denominator for diluted earnings or loss per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings or Loss per Share, in order to calculate Adjusted Diluted Earnings or Loss per Share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in millions, except per share data)
Numerator:
Numerator for basic and diluted earnings (loss) per share - net income (loss)	$15	$(42)	$(98)	$(290)
Adjustments to net income (loss)
Interest expense associated with convertible debt instruments	13	10	27	—
Equity-based compensation and related taxes	101	98	169	225
Provision for income taxes	2	2	5	5
Other:
Impairment and other related net charges	—	1	23	1
Restructuring charges	9	—	65	79
Gain on debt extinguishment	(6)	—	(31)	—
Numerator for Adjusted Diluted Earnings (Loss) per Share - Adjusted net income (loss)	$134	$69	$160	$20

Denominator:
Denominator for basic earnings (loss) per share - weighted-average number of shares of common stock outstanding	128	122	127	121
Effect of dilutive securities:
Restricted stock units	1	—	—	—
Denominator for diluted earnings (loss) per share - weighted-average number of shares of common stock outstanding	129	122	127	121
Adjustments to effect of dilutive securities:
Restricted stock units	—	—	—	1
Convertible debt instruments	27	22	30	—
Denominator for Adjusted Diluted Earnings (Loss) per Share - Adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	156	144	157	122
Diluted Earnings (Loss) per Share	$0.11	$(0.34)	$(0.77)	$(2.39)
Adjusted Diluted Earnings (Loss) per Share	$0.87	$0.47	$1.02	$0.16